                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              The Gillette Company
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    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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    [ ] Fee paid previously with preliminary materials.
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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
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    (4) Date Filed:
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

[Logo] THE                                       Prudential Tower Building
       GILLETTE                                  Boston, MA 02199
       COMPANY
       World-Class Brands, Products, People


       NOTICE OF ANNUAL MEETING OF THE STOCKHOLDERS

       The 2000 Annual Meeting of the stockholders of The Gillette Company will be held at the John F. Kennedy Library and Museum, Columbia Point, Boston, Massachusetts, on Thursday, April 20, 2000, at 10:00 a.m. for the following purposes:

           1. To elect four directors for terms to expire at the 2003 Annual Meeting of the stockholders.

           2. To vote on the approval of the appointment of auditors for the year 2000.

           3. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

       The Board of Directors has fixed the close of business on February 29, 2000, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any shareholder for any legally valid purpose at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at the above address.

       Your vote is important, regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy via the Internet or by telephone will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

       If you are a record holder and received your proxy materials by mail in paper form, an admission ticket is attached to the enclosed proxy card. If you received your proxy materials electronically via the Internet and do not have an admission ticket, you simply need to bring a form of personal identification to the meeting, where your name will be on our stockholder list.

       If a broker, bank or other nominee holds your shares, and you would like to attend the meeting, you must bring a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy issued in your name.

       WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO REVIEW THE PROXY STATEMENT AND CAST YOUR VOTE EITHER VIA THE INTERNET, BY TELEPHONE, OR BY SIGNING AND DATING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY IN THE ENVELOPE PROVIDED.

       By order of the Board of Directors
       Jill C. Richardson, Secretary

       Boston, Massachusetts
       March 16, 2000

TABLE OF CONTENTS

                                                                            PAGE

INTRODUCTION ..............................................................    1

PROPOSAL 1 - ELECTION OF DIRECTORS ........................................    1

BOARD OF DIRECTORS
-- Biographies ............................................................    2
-- Board and Committee Meetings ...........................................    5
-- Directors' Stock Ownership .............................................    6
-- Company Transactions with Directors ....................................    7
-- Compensation of Non-Employee Directors .................................    8

OUTSTANDING VOTING SECURITIES .............................................    5

EXECUTIVE OFFICERS
-- Executive Officers' Stock Ownership ....................................    6
-- Personnel Committee Report on Executive Compensation ...................    8
-- Summary Compensation Table .............................................   13
-- Stock Options Granted ..................................................   14
-- Stock Options Exercised and Year-End Stock Option Values ...............   15
-- Retirement Plan ........................................................   16

INVESTMENT PERFORMANCE
-- Five-Year Investment Performance Graph .................................   12
-- Ten-Year Investment Performance Graph ..................................   12

PROPOSAL 2 - APPOINTMENT OF AUDITORS ......................................   17

VOTING PROCEDURES
-- Solicitation of Proxies ................................................   17
-- Voting Requirements ....................................................   17
-- Confidential Voting Policy .............................................   17

OTHER
-- Stockholder Proposal Guidelines ........................................   18
-- Section 16(a) Beneficial Ownership Reporting ...........................   18
-- Other Matters to Be Presented ..........................................   18

[Logo] THE                                       Prudential Tower Building
       GILLETTE                                  Boston, MA 02199
       COMPANY
       World-Class Brands, Products, People


       March 16, 2000

       PROXY STATEMENT

       INTRODUCTION
       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for the 2000 Annual Meeting of the stockholders of the Company on April 20, 2000. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are being mailed to stockholders on or about March 16, 2000. You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Most stockholders can also cast their votes electronically either via the Internet or by telephone. If electronic and telephone voting are available to you, detailed instructions are enclosed.

       Casting your vote in advance will not affect your right to attend the meeting and vote in person. If you hold your shares through a broker, bank or other nominee, you must obtain a proxy from your nominee in order to vote at the meeting. If you are a holder of record, you may revoke your proxy at any time before it is voted by written notification to the Company's Transfer Agent, BankBoston, N.A., c/o EquiServe L.P., P.O. Box 9381, Boston, Massachusetts 02205-9381, or by submitting a later-dated proxy. If a bank, broker or other nominee beneficially holds your shares in street name, you must contact the nominee to revoke or change your proxy.

       The enclosed proxy will also serve as a confidential voting instruction with respect to the Company's employees' savings plans, Employee Stock Ownership Plan ("ESOP") and Global Employee Stock Ownership Plan ("GESOP"). If voting instructions have not been received from a participant by April 13, 2000, the shares allocated to the participant's account(s) and plan shares that have not been allocated to participant accounts will be voted on each issue in proportion to the shares as to which voting instructions have been received from other participants of each respective plan.

       1. ELECTION OF DIRECTORS FOR TERMS TO EXPIRE AT THE 2003 ANNUAL MEETING OF THE STOCKHOLDERS

       The Board of Directors has nominated Michael C. Hawley, Dennis F. Hightower, Herbert H. Jacobi and Henry R. Kravis to serve for terms that expire at the 2003 Annual Meeting of the stockholders. Alexander
       B. Trowbridge, whose term as a director expires at the 2000 Annual Meeting, is not standing for reelection, having reached the mandatory age of retirement. Information regarding the Board's four nominees to this class is set forth at page 2. Information regarding the directors whose terms expire in 2001 and 2002 is set forth at pages 3 and 4.

       The accompanying proxy will be voted for the election of the Board's nominees unless contrary instructions are given. If any nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the remaining Board nominees and, unless the number of directors is reduced by the Board of Directors, for such other person as the Board of Directors may designate.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS FOR TERMS TO EXPIRE AT THE 2003 ANNUAL MEETING OF THE STOCKHOLDERS, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
FOR THREE-YEAR TERMS TO EXPIRE AT THE 2003 ANNUAL MEETING OF THE STOCKHOLDERS

[Photo of Michael C. Hawley]
                                 MICHAEL C. HAWLEY           Director since 1995
                                 Mr. Hawley, 62 years of age, is Chairman of the Board and Chief Executive Officer. He joined the Company in 1961 and was named Business Development Manager for Gillette International in the United Kingdom in 1970. He served as General Manager of Gillette Colombia from 1972 until 1976, when he became Group General Manager of the Asia-Pacific Group, based in Sydney, Australia. In 1985 he was elected a Corporate Vice President, responsible for all blade, razor and writing instrument engineering, as well as technical support for Gillette factories worldwide. He served as President of Oral-B Laboratories from June 1989 until his election as Executive Vice President, International Group, in November 1993. He was elected President and Chief Operating Officer in April 1995 and Chairman and Chief Executive Officer in February 1999. Mr. Hawley is a director of John Hancock Financial Services, Inc; John Hancock Life Insurance Company; Grocery Manufacturers of America and Texaco, Inc.

[Photo of Dennis F. Hightower]
                                 DENNIS F. HIGHTOWER         Director since 1999
                                 Mr. Hightower, 58 years of age, is a Professor of Management at the Harvard University Graduate School of Business Administration. He joined the Harvard Business School faculty in 1996 as a Senior Lecturer and was appointed to his present position in 1997. He was a senior executive with The Walt Disney Company from 1987 to 1996. Named President of Walt Disney Television & Telecommunications in March 1995, he was previously President of Disney Consumer Products, Europe, Middle East and Africa from 1987 until 1995. Mr. Hightower is a member of the board of directors of Northwest Airlines, Inc; PanAmSat Corporation; Phillips-Van Heusen Corporation; and The TJX Companies, Inc. He is also a director of Friends of Vieilles Maisons Francaises Inc., The Corcoran Gallery of Art and serves as a trustee of Howard University.

[Photo of Herbert H. Jacobi]
                                 HERBERT H. JACOBI           Director since 1981
                                 Mr. Jacobi, 65 years of age, has been Chairman of the Supervisory Board of HSBC Trinkaus & Burkhardt KGaA, a German bank, since 1998. He was Chairman of the Managing Partners of Trinkaus & Burkhardt KGaA from 1981 to 1998. He was a managing partner of Berliner Handels- und Frankfurter Bank from 1977 until 1981 and an Executive Vice President of Chase Manhattan Bank from 1975 to 1977. Mr. Jacobi is a director of Atlanta AG; Braun GmbH, a Gillette subsidiary; Deutsche Borse AG; DROEGE & Comp.; HSBC Guyerzeller Bank AG; MADAUS AG; MPCT Solutions Corp.; and WILO-Salmson AG. He is also a member of the Partnership Council of Freshfields, a U.K. law firm. He is President of German-American Federation Steuben-Schurz e.V.

[Photo of Henry R. Kravis]
                                 HENRY R. KRAVIS             Director since 1996
                                 Mr. Kravis, 56 years of age, is a General
                                 Partner of Kohlberg Kravis Roberts & Co., L.P. and KKR Associates, L.P. He is a director of Accuride Corporation; Amphenol Corporation; Borden, Inc.; The Boyds Collection Ltd.; Evenflo Company Inc.; IDEX Corporation; KinderCare Learning Centers, Inc.; KSL Recreation Corporation; Owens-Illinois, Inc.; PRIMEDIA Inc.; Regal Cinemas, Inc.; Safeway Inc.; Sotheby's Holdings, Inc.; Spalding Holdings Corporation and TI Group plc.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRE AT THE 2001 ANNUAL MEETING OF THE STOCKHOLDERS

[Photo of Wilbur H. Gantz]
                                 WILBUR H. GANTZ             Director since 1992
                                 Mr. Gantz, 62 years of age, is Chairman of the Board and Chief Executive Officer of PathoGenesis Corporation, a biopharmaceutical company. He served as President of Baxter International, Inc., a manufacturer and marketer of health care products, from 1987 to 1992. He joined Baxter International, Inc. in 1966 and held various management positions prior to becoming its Chief Operating Officer in 1983. Mr. Gantz is a director of W.W. Grainger and Company, Harris Bankcorp and Harris Trust and Savings Bank.

[Photo of Jorge Paulo Lemann]
                                 JORGE PAULO LEMANN          Director since 1998
                                 Mr. Lemann, 60 years of age, is a General
                                 Partner of GP Investimentos, a buyout and restructuring firm. He founded and was a Senior Partner of Banco de Investimentos Garantia S.A., a Brazilian investment bank, from 1976 to 1998. He is a director and controlling stockholder of Compania Cervejaria Brahma, Brazil's largest brewery. He is also a director of Lojas Americanas S.A., a Brazilian discount department store chain, and Utor Investimentos e Participacoes Ltda. Mr. Lemann is a director of Fundacao Estudar, a provider of scholarships to needy students, and Swiss Re. Mr. Lemann is Chairman of the Latin American Advisory Committee of the New York Stock Exchange, Inc. and an International Advisory Board Member of Credit Suisse Group and DaimlerChrysler.

[Photo of Richard R. Pivirotto]
                                 RICHARD R. PIVIROTTO        Director since 1980
                                 Mr. Pivirotto, 69 years of age, is President of Richard R. Pivirotto Co., Inc., a management consulting firm. He served as President of Associated Dry Goods Corporation, a retail department store chain, from 1972 to 1976 and as Chairman of its Board of Directors from 1976 to February 1981. He is a director of CBS Corporation; General American Investors Company, Inc; Immunomedics, Inc.; Infinity Broadcasting Company; New York Life Insurance Company; and The Greenwich Bank & Trust Company. He is a trustee of Greenwich Hospital Corp., General Theological Seminary and Trustee Emeritus of Princeton University.

[Photo of Alfred M. Zeien]
                                 ALFRED M. ZEIEN             Director since 1980
                                 Mr. Zeien, 70 years of age, was Chairman of the Board and Chief Executive Officer of The Gillette Company until his retirement in April 1999. He joined the Company in 1968 and served as Chairman of the Board of Management of Braun AG, a Gillette subsidiary, from 1976 to 1978 and as Senior Vice President, Technical Operations, from 1978 to 1981. He was elected Vice Chairman of the Board in 1981. In that capacity, he served as the Company's senior technical officer and headed the new business development group until November 1987, when he assumed responsibility for Gillette International and the Diversified Companies. He was elected President and Chief Operating Officer in January 1991 and Chairman and Chief Executive Officer in February 1991. Mr. Zeien is a director of Adteam, Inc.; Braun GmbH, a Gillette subsidiary; EMC Corporation; Massachusetts Mutual Life Insurance Company; Polaroid Corporation; and Raytheon Company.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRE AT THE 2002 ANNUAL MEETING OF THE STOCKHOLDERS

[Photo of Warren E. Buffett]
                                 WARREN E. BUFFETT           Director since 1989
                                 Mr. Buffett, 69 years of age, is Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc., a company engaged in a number of diverse business activities, the most important of which is the property and casualty insurance business. Prior to assuming those positions in 1970, he was a general partner of Buffett Partnership, Ltd. He is a director of The Coca-Cola Company and The Washington Post Company.

[Photo of Michael B. Gifford]
                                 MICHAEL B. GIFFORD          Director since 1993
                                 Mr. Gifford, 64 years of age, was Managing
                                 Director and Chief Executive of The Rank
                                 Organization plc, London, England, a leisure and entertainment company, from 1983 to 1996. He was Finance Director of Cadbury Schweppes plc from 1978 to 1983 and Chief Executive of Cadbury Schweppes Australia from 1975 to 1978. He is a director of Danka Business Systems plc.

[Photo of Carol R. Goldberg]
                                 CAROL R. GOLDBERG           Director since 1990
                                 Mrs. Goldberg, 68 years of age, is President of The Avcar Group, Ltd., a management consulting firm. She was President and Chief Operating Officer of The Stop & Shop Companies, Inc., a retail store chain, from 1985 to 1989. She joined Stop & Shop in 1959 and served in various management positions prior to her election as Executive Vice President and Chief Operating Officer in 1982. She served as a director of that Company from 1972 to 1989. She is a director of America Service Group, Inc.; The Forum Corporation; and Selfcare, Inc.

[Photo of Marjorie M. Yang]
                                 MARJORIE M. YANG            Director since 1998
                                 Ms. Yang, 47 years of age, is Chairman of the Esquel Group of Companies, the largest garment manufacturer in Hong Kong, servicing the high-end cotton goods apparel market since 1995. She has held various management positions within the Esquel Group since joining the company in 1978. She is a director of Wuxi International Service Pte. Ltd. She is also business advisor to the Chairman of SembCorp Industries Ltd. of Singapore; Director of Associates of Harvard Business School; and a member of the Advisory Board of the MIT/China International Management Education Project.

BOARD MEETINGS
The Board of Directors held eight meetings in 1999.

COMMITTEES OF THE BOARD
The Board of Directors has the following standing committees, which are composed entirely of directors who are not employees of the Company, except that the Chief Executive Officer is an ex officio member of the Executive Committee.

Audit Committee
The members are Mr. Trowbridge (Chairman), Mr. Gifford, Mr. Hightower, Mr. Kravis, Mr. Lemann and Ms. Yang.

The Audit Committee operates in accordance with a charter under which it recommends the appointment of the Company's independent auditors, meets with the auditors to review their report on the financial operations of the business, and approves the audit services and any other services to be provided. It reviews the Company's internal audit function and the performance of the fund managers for the Company's benefit plans. It also reviews compliance with the Company's statement of policy as to the conduct of its business. Three meetings of the Committee were held in 1999.

Executive Committee
The members are Mr. Buffett (Chairman), Mrs. Goldberg, Mr. Hawley, Mr. Pivirotto and Mr. Trowbridge.

The Executive Committee reviews and makes recommendations on the nature and scope of the Company's business, future growth plans, senior management succession, corporate governance, stockholder relations and, acting with the Finance Committee, significant capital investment proposals. The Committee has the added functions of recommending the composition and responsibilities of the Board and its committees and nominees for election as directors. It will consider nominations by stockholders, which should be submitted in writing to the Chairman of the Committee in care of the Secretary of the Company. Eight meetings of the Committee were held in 1999.

Finance Committee
The members are Mr. Jacobi (Chairman), Mr. Gantz, Mr. Gifford, Mr. Hightower, Mr. Kravis, Mr. Lemann, Ms. Yang and Mr. Zeien.

The Finance Committee reviews and makes recommendations with respect to the Company's financial policies, including cash flow, borrowing and dividend policy and the financial terms of acquisitions and dispositions. Acting with the Executive Committee, it reviews and makes recommendations on significant capital investment proposals. Eight meetings of the Committee were held in 1999.

Personnel Committee
The members are Mr. Pivirotto (Chairman), Mr. Gantz, Mrs. Goldberg and Mr.
Jacobi.

The Personnel Committee reviews and makes recommendations to the management and Board on personnel policies, benefit plans and compensation practices. It also administers the Company's executive incentive compensation plans and approves the compensation of all officers and certain other senior executives. Nine meetings of the Committee were held in 1999.

OUTSTANDING VOTING SECURITIES
On February 29, 2000, the record date for the 2000 Annual Meeting of the stockholders, there were outstanding and entitled to vote 1,054,679,181 shares of the $1 par value common stock of the Company, entitled to one vote per share, and 140,312 shares of Series C ESOP Convertible Preferred Stock, entitled to 80 votes per share. The holders of the Company's common and preferred stock vote together as one class on all matters being submitted to a vote of the stockholders at the 2000 Annual Meeting.

STOCK OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS AND MANAGEMENT AS OF FEBRUARY 29, 2000
A "beneficial owner" of stock is a person who has the power, directly, by contract or through other arrangements, to control voting decisions ("voting power") or to cause the sale of the stock ("investment power").

Berkshire Hathaway Inc. of 1440 Kiewit Plaza, Omaha, Nebraska 68131, through subsidiaries, is the largest beneficial owner of the Company's common stock with 96,000,000 shares or 9.1% of the outstanding common stock (and 9% of the voting power of the outstanding voting stock). One of its subsidiaries, National Indemnity Company of 3024 Harney Street, Omaha, Nebraska 68131, owns 60,000,000 shares or 5.7% of the outstanding common stock (and 5.6% of the voting power of the outstanding voting stock). Warren E. Buffett, a director of the Company, and trusts of which he is trustee but in which he has no economic interest, beneficially own 31.3% of the capital stock of Berkshire Hathaway Inc. His wife, Susan T. Buffett, owns 2.3% of the capital stock of Berkshire Hathaway Inc.

State Street Bank and Trust Company ("State Street") P. O. Box 5029, Boston, Massachusetts 02101 is trustee of The Gillette Company Employee Stock Ownership Plan ("ESOP") and holds, for the accounts of plan participants, 140,312 shares of Series C ESOP Convertible Preferred Stock of the Company or 100% of that class of stock. This represents 1.1% of the voting power of the outstanding voting stock of the Company. State Street as trustee shares beneficial ownership of this class of stock with the plan participants.

The following table sets forth the number of Gillette shares beneficially owned on February 29, 2000, by (i) each director, (ii) each of the executive officers named in the Summary Compensation Table at page 13 and (iii) all directors and current executive officers as a group. All individuals listed in the table have sole voting and investment power over the shares reported as owned, except as otherwise stated.

                                                                     Unrestricted Stock      Option Shares     Deferred Stock and
                                                                     Beneficially Owned,      Exercisable     Supplemental Savings
Name                                             Title of Class(1)    Excluding Options     Within 60 days      Plan Units(2)(3)
----                                             -----------------   -------------------    --------------    ---------------------
Warren E. Buffett(4)                                  Common              96,001,895             32,000                9,328
Edward F. DeGraan(5)                                  Common                  43,504            333,333               14,235
                                                   Series C Pfd.                  24                --                 --
Wilbur H. Gantz                                       Common                   8,695             32,000                4,277
Michael B. Gifford                                    Common                   3,039             28,000                4,326
Carol R. Goldberg(6)                                  Common                  14,997             32,000                9,454
Michael C. Hawley(5)                                  Common                 165,323            935,665               10,360
                                                   Series C Pfd.                  24                --                 --
Dennis F. Hightower                                   Common                     305                --                   381
Herbert H. Jacobi                                     Common                  28,329             32,000                8,780
Robert G. King(5)(7)                                  Common                  88,824            351,836               26,183
                                                   Series C Pfd.                  22                --                 --
Henry R. Kravis(8)                                    Common              51,407,354             12,000                4,158
Jorge Paulo Lemann                                    Common                 172,300              8,000                2,574
Archibald Livis(5)                                    Common                 353,816            101,997               21,512
                                                   Series C Pfd.                  22                --                 --
Richard R. Pivirotto                                  Common                   8,294             32,000               11,877
Alexander B. Trowbridge                               Common                   3,930             31,200                6,778
Jorgen Wedel(5)                                       Common                  22,722            171,333                8,372
                                                   Series C Pfd.                   4                --                 --
Marjorie M. Yang                                      Common                   4,000              4,000                2,385
Alfred M. Zeien                                       Common               1,565,696          3,619,000                  400
                                                   Series C Pfd.                  21                --                 --
All directors and current                             Common             149,974,448          6,112,808              163,923
executive officers as a group(5)(9)(1)(0)          Series C Pfd.                 171                --                 --

------------
 (1) Except as indicated in notes (4), (8) and (10) below, the total number of shares beneficially owned in each class constitutes less than 1% of the outstanding shares in that class.

 (2) Fifty percent of the annual Board retainer is paid to non-employee directors in deferred stock units. In addition, directors may elect to defer payment of up to 100% of their remaining cash retainers and meeting attendance fees to a deferred stock unit account as described on page 8. Those directors who were entitled to pension benefits under the retirement plan for directors, which was terminated in 1996, have converted the value of those vested benefits into deferred stock units. Deferred stock units have no voting power, but they are subject to market risk.

 (3) Includes Supplemental Savings Plan units held under the Company's Supplemental Savings Plan, an excess benefit plan. Supplemental Savings Plan units have no voting power, but they are subject to market risk.

 (4) Mr. Buffett shares voting and investment power over the 96,000,000 shares (9.1%) of the common stock of the Company owned by subsidiaries of Berkshire Hathaway Inc.

 (5) Includes common stock held under the Employees' Savings Plan and, in the case of Mr. Wedel, shares held under the Global Employee Stock Ownership Plan. Plan participants may direct the voting of shares held in their accounts, in accordance with the shared voting procedure described at page 1 and share investment power with the plan's trustees in accordance with the terms of the plans.

 (6) As a trustee of family charitable trusts and foundations in which she has no economic interest, Mrs. Goldberg shares voting and investment power over 6,220 shares and disclaims beneficial ownership with respect to 7,160 of the shares reported as owned.

 (7) Mr. King disclaims beneficial ownership with respect to 16,600 shares.

 (8) Mr. Kravis is a general partner of KKR Associates, L.P. which owns, through two partnerships, 51,308,798 shares, or 4.9% of the Company's outstanding common stock. A trust for the benefit of Mr. Kravis' family holds 98,556 shares. Mr. Kravis disclaims beneficial ownership with respect to all of the shares.

 (9) As a trustee of a charitable trust in which he has no economic interest, one executive officer shares voting and investment power over 1,940 shares and disclaims beneficial ownership with respect to 9,188 shares.

(10) The number of common shares beneficially owned by all directors and current executive officers as a group represents 14.7% of the outstanding common stock.

COMPANY TRANSACTIONS WITH DIRECTORS AND OFFICERS
Berkshire Hathaway Inc.
The Company and Berkshire Hathaway Inc. ("Berkshire Hathaway") entered into an agreement on July 20, 1989, under which Berkshire Hathaway acquired $600 million worth of Convertible Preferred Stock of the Company, which was later converted to common stock. At the time of the agreement, the Company's management consulted with independent advisors concerning the terms of the agreement and determined that the terms were fair to the Company. The key terms of the agreement remaining in effect are as follows:

    o Berkshire Hathaway will not knowingly sell Company stock representing more than 3% of the voting power to any one person, except under certain circumstances related to a change in control;

    o The Company has the right of first refusal to buy Company stock held by Berkshire Hathaway. If the Company does not exercise its right of first refusal, Berkshire Hathaway can demand that the Company register the Company stock held by Berkshire Hathaway for public offerings under the Securities Act of 1933; and

    o While Berkshire Hathaway owns at least 5% of the voting power of the Company's stock, the Company's directors will use their best efforts to elect Mr. Buffett, or another person nominated by Berkshire Hathaway and acceptable to the Company, as a director.

During 1999, the Company made payments totaling $686,345 to Executive Jet, Inc, a subsidiary of Berkshire Hathaway, representing the cost of the Company's partial interest in an aircraft.

KKR Associates, L.P.
As a result of the merger of Duracell International Inc. ("Duracell") into the Company on December 31, 1996, KKR Associates, L.P., of which Mr. Kravis is a general partner, its limited partnerships, KKR Partners II, L.P. and D.I. Associates, L.P. ("KKR"), and the Company are bound by the following terms:

    o The Company has registered its stock held by KKR for public offerings under the Securities Act of 1933; and

    o The Company has agreed to indemnify KKR, the former officers, employees and directors of Duracell, including Mr. Kravis, against certain liabilities arising out of the merger with Duracell.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Compensation of non-employee directors consists of the following components:

    o Annual retainer: $42,000;

    o Meeting attendance fee: $1,200 per meeting of the Board and its Committees; and

    o Additional annual retainer for Committee chairpersons: $5,000.

In order to align the interests of the directors with those of the stockholders, 50% of the annual retainer is paid in deferred stock units. In addition, the directors may elect to defer payment of all or any portion of the remaining cash retainers or meeting attendance fees to a deferred stock unit account or to a cash account until after retirement or resignation from the Board, or until an earlier change in control. Each deferred stock unit is treated as equivalent to one share of the Company's common stock. The directors' accounts are credited with dividend equivalent units as dividends are paid and are subject to appreciation or depreciation, if any, in the market value of the stock. Deferred cash accounts accrue interest equivalents.

Since 1992, non-employee directors have received an automatic stock option grant to purchase 4,000 shares of common stock effective two business days following the date of the Annual Meeting of the stockholders at a price equal to the fair market value on the date of grant. In 1999, the grants were made on April 19 at a price of $50.63 per share. The terms of the options are described at page 14.

In 1999, Mr. Jacobi received director fees totaling $9,304 for his services as a director of Braun GmbH.

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Executive Compensation
The Company's executive compensation program consists of both fixed compensation (salary and benefits) and short- and long-term incentive compensation (bonus and stock options) designed to achieve the following objectives:

    o attract and retain highly qualified executives;

    o motivate the executives to achieve the Company's short- and long-term financial and other qualitative goals;

    o recognize individual contributions, as well as overall business results;
      and

    o link total executive compensation to the overall business results.

Each executive's total compensation depends upon the executive's performance against specific objectives assigned at the beginning of each year. These objectives are designed to achieve the goals of the Company's Strategic Business Plan. These objectives include both quantitative factors related to the Company's short-term financial objectives and qualitative factors such as
(a) demonstrated leadership ability, (b) management development, (c) compliance with Company policies and (d) anticipation of and response to changing market and economic conditions, which will enhance the Company's ability to sustain its profit growth over the long-term.

The specific components of the Company's executive compensation program are:

    o Base salary -- a salary range is assigned under a worldwide system of job evaluation based on level of responsibility, qualifications and experience, and the need to provide, together with the Incentive Bonus Plan, competitive direct compensation.

    o Incentive Bonus Plan -- awards may be granted to eligible employees based upon the level of achievement against individually assigned objectives and Company goals for the year.

    o Stock Option Plan -- grants are intended to provide long-term incentives for the achievement of the Company's Strategic Business Plan.

In addition, each executive may participate in Company benefit plans such as the Executive Life Insurance Program and Estate Preservation Plan, as well as in broad-based plans such as the Employees' Savings Plan, Employee Stock Ownership Plan and Retirement Plans. Information on the benefit plans and programs is found in the footnotes to the Summary Compensation Table at page 13 and on the Retirement Plans at page 16.

The Personnel Committee approves the base salary of all executive officers and, in its discretion, except as noted below, awards bonuses under the Incentive Bonus Plan and grants stock options under the Stock Option Plan. Each year the Personnel Committee receives a report prepared by independent compensation consultants (Hewitt Associates) that assesses the competitiveness of the Company's executive compensation program when compared with those of the Company's Compensation Peer Group, which includes most of the companies listed on page 12 of this proxy statement, plus other companies with which the Company competes for executive talent. This information is used to help the Committee determine whether there is a need to make prospective adjustments to executive compensation.

Under the Incentive Bonus Plan, the Personnel Committee establishes bonus pool ranges based on goals set at the beginning of each year related to profit from operations, return on assets, and sales and establishes bonus pool amounts that may be earned depending upon the level of achievement of the goals.

Company goals are translated to business and operating unit, staff and individual objectives and assigned to executives under the Company's management by objectives program. For the year 1999, a range was established (expressed as a percent of year-end salary) for the bonus awards based upon the performance of each executive officer against individually assigned objectives for the year, with the Committee having discretion to award a higher amount under special circumstances.

Beginning in the year 2000, a target bonus (expressed as a percent of year-end salary) will be assigned based upon grade level. One half of the annual bonus opportunity will be based on achievement of overall corporate financial objectives as described above. The balance of the annual bonus opportunity will be determined in the Committee's discretion based upon operating unit, individual and qualitative performance.

At the time the goals are set, a reserve may be established by the Committee from which bonuses may be awarded to eligible employees who have made significant contributions toward achievement of assigned objectives even if the Company goals are not met. In addition, the Committee may, within certain limits, carry forward a portion of the bonus pool earned in any year for its discretionary use in the future.

The Committee has granted 1999 bonus awards from the reserve pool described above to certain executives, including those named in the Summary Compensation Table. Although the Company's 1999 financial goals were not attained, other significant organizational and operational objectives designed to fuel growth were achieved. These bonus awards were made to recognize individual contributions in achieving these objectives and to retain these individuals and motivate them to continue in their efforts toward achieving the Company's future short- and long-term goals.

The most notable achievements during 1999 were the following.

    o The reorganization and realignment program has proceeded on schedule and will be substantially completed by March 31, 2000. Since the inception of the program, more than 3,000 positions have been eliminated and 11 factories, 29 offices, and 11 warehouses or distribution centers have been closed. The total savings to the Company were on target with the pre-tax savings objective of about $90 million for 1999. Savings are expected to reach $200 million annually once the program is completed; and

    o A comprehensive, multiyear program to lower working capital was developed. The initial results of this program were reflected in an improved position at year- end. During 2000, this program will result in considerably lower working capital.

In addition, significant progress was made in the area of new product activity.

    o For the sixth consecutive year, at least 40% of the Company's sales came from products launched within the previous five years. For example, more than 70% of Braun's 1999 sales were from new products;

    o Driven by the Mach3 shaving system, worldwide blade share rose to a record 70%, up 1.7 points from the prior year. In the U.S., Mach3 blades recorded a 21.6% share in December, when Gillette's total blade share reached 71.2%, the highest level since 1962. Cumulative sales of the Mach3 system crossed the $1 billion level in September, just 15 months after launch;

    o Duracell enhanced its worldwide leadership, with a more than 40% share of the global alkaline battery market. In North America, where the alkaline segment grew 15% in 1999, Duracell's share was a record 49%. Duracell sales and market shares continued to grow on the strength of Duracell Ultra -- which achieved sales of $400 million -- validating the Company's segmentation strategy in the alkaline battery category;

    o Braun successfully launched its new Flex Syncro electric shaving system in Japan capturing a 22% market share in the first two months after introduction;

    o In the oral care category, the new Oral-B CrossAction toothbrush met with outstanding success, enhancing Oral-B's global market leadership in toothbrushes. In the U.S., the CrossAction toothbrush has driven Oral-B's value share to 28%, up three points from a year ago. This new product is currently being launched in several key international geographies, with early indications of success in major markets; and

    o In power-assisted plaque removal, the Braun Oral-B brand is the clear world leader. It has a nearly 70% share and outsells its closest competitor by 7 to 1.

The stock option grants made by the Personnel Committee under the Stock Option Plan during 1999 were based upon the Committee's judgment that they would be competitive in value, at the time of grant, with the long-term incentive compensation paid for comparable positions among peer group companies.

Compensation of Chief Executive Officer
Mr. Hawley's compensation, like that of the other executive officers of the Company, is determined in accordance with the policies described above. As the Chief Executive Officer, during 1999 Mr. Hawley has led the Company's efforts to achieve critical organizational and operational changes. He is proactively implementing several essential programs designed to ensure the long-term success of the Company. Of note are the programs which have been put into place during 1999 to address working capital, including inventories, receivables and supply chain management, excessive trade inventories and underperforming business units. Under Mr. Hawley's leadership, the Company's reorganization and realignment program will be completed on schedule. His leadership in implementing and executing all of these programs will put the Company in a better position to compete as a focused global business. Mr. Hawley's 1999 bonus recognizes his leadership in the initiatives and successes described above.

Mr. Hawley's base salary is intended to be competitive with the salaries of chief executive officers of the companies in the Compensation Peer Group.

The stock option grants made to Mr. Hawley during 1999 were based upon the Committee's judgment that they would be competitive in value, at the time of grant, with long-term incentives granted to the chief executive officers of the companies in the Compensation Peer Group, as well as to other leading chief executive officers.

Section 162(m) of the Internal Revenue Code
This section limits the deductibility of certain compensation to the chief executive officer and the next four most highly paid executive officers in excess of $1 million. Wherever possible, the Personnel Committee seeks to have all compensation treated as tax-deductible compensation. The grants under the Stock Option Plan are treated as tax-deductible compensation. However, the Personnel Committee has determined that amending the Incentive Bonus Plan to meet the requirements for tax-deductibility under this section would require changes that would be inconsistent with the compensation policies underlying the plan, specifically, in addition to objective financial criteria, performance against qualitative criteria that are established to ensure profitable growth in the long-term.

                                           Richard R. Pivirotto (Chairman)
                                           Wilbur H. Gantz
                                           Carol R. Goldberg
                                           Herbert H. Jacobi

GILLETTE COMPARATIVE FIVE-YEAR INVESTMENT PERFORMANCE
The following chart compares the total return on $100 invested in Gillette common stock for the five-year period from December 31, 1994, through December 31, 1999, with a similar investment in the Standard & Poor's 500 Stock Index and with a peer group consisting of eight consumer products companies that have one or more product lines that compete against the Company's products on a global basis. The cumulative return includes reinvestment of dividends.


[Graphic Omitted]


------------------------------------------------------------------------------------------
                          1994        1995        1996        1997        1998        1999
                          ----        ----        ----        ----        ----        ----
Gillette                  $100        $141        $212        $276        $265        $232
Peer Group                $100        $136        $173        $252        $325        $363
S&P 500                   $100        $137        $169        $225        $289        $350
------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Peer Group Companies:
---------------------
Colgate-Palmolive Company         Philips Electronics N.V.         Unilever N.V.
Johnson & Johnson                 Procter & Gamble Company         Warner-Lambert Company
Newell Rubbermaid Inc.            Ralston-Purina Company
------------------------------------------------------------------------------------------

GILLETTE COMPARATIVE TEN-YEAR INVESTMENT PERFORMANCE


[Graphic Omitted]


------------------------------------------------------------------------------------------
                1989   1990   1991   1992   1993   1994   1995   1996   1997   1998   1999
                ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Gillette        $100   $130   $235   $241   $256   $326   $458   $690   $898   $864   $754
Peer Group      $100   $114   $150   $148   $157   $178   $242   $307   $448   $578   $647
S&P 500         $100   $ 97   $126   $136   $150   $152   $208   $256   $341   $438   $530
------------------------------------------------------------------------------------------

EXECUTIVE COMPENSATION
The following table sets forth all compensation earned by or paid or awarded to the Chief Executive Officer, the next four most highly compensated executive officers of the Company and Mr. Zeien, who retired as Chairman and CEO in 1999, for all services rendered in all capacities for the periods shown.

Summary Compensation Table
                                                                                                  Long-Term
                                                     Annual Compensation                        Compensation
                                   ----------------------------------------------------------   -------------
                                                                                   Other         # of Stock
Name and Principal                                                                 Annual          Options         All Other
Position                             Year          Salary          Bonus      Compensation(1)      Granted      Compensation(2)
------------------                   ----          ------          -----      ---------------   --------------  ---------------
Michael C. Hawley                    1999        $  978,030      $  475,000          --            750,000        $   80,356
Chairman and Chief                   1998           770,000         475,000          --            250,000            81,604
  Executive Officer                  1997           683,333         675,000          --            250,000            84,392

Edward F. DeGraan                    1999        $  500,000      $  210,000          --            180,000        $   42,264
Executive Vice President             1998           423,000         210,000          --            100,000            41,376
                                     1997           388,000         240,000          --            120,000            66,218

Robert G. King                       1999        $  540,000      $  175,000          --            180,000        $   42,493
Executive Vice President             1998           502,083         175,000          --            120,000            46,508
                                     1997           463,750         260,000          --            150,000            47,025

Archibald Livis                      1999        $  575,000      $  170,000       $72,523          180,000        $   44,854
Executive Vice President             1998           530,000         170,000        57,940          130,000            46,466

Jorgen Wedel                         1999        $  490,000      $  140,000       $  --            180,000        $   41,900
Executive Vice President             1998           412,500         140,000          --            100,000            45,166
                                     1997           352,917         240,000        44,819           90,000            38,930

Alfred M. Zeien(3)                   1999        $  875,000      $   --              --              --           $3,383,070
Retired Chairman and                 1998         1,625,000       1,375,000          --            800,000           662,525
  Chief Executive Officer            1997         1,466,667       1,950,000          --            700,000           737,497

----------
(1) Other Annual Compensation amounts represent taxes reimbursed by the Company relating to non-deductible relocation expenses incurred.

(2) The amounts reported as All Other Compensation in the table above include the following payments or accruals under the
    Company's benefit and incentive plans:

                                               Company               Value of          Value of Executive
                                          Contributions to         Series C ESOP         Life Insurance         Other Payments
                                          Savings Plans(i)     Shares Allocated(ii)       Premiums(iii)            (iv),(v)
                                          ----------------     --------------------       -------------            --------
Michael C. Hawley                              $72,652                $5,974                 $1,730               $   --
Edward F. DeGraan                               35,500                 5,974                    790                   --
Robert G. King                                  35,750                 5,874                    869                   --
Archibald Livis                                 37,250                 5,874                  1,730                   --
Jorgen Wedel                                    31,500                 5,036                    631                    4,733
Alfred M. Zeien                                 52,404                 3,836                  3,753                3,323,077

  (i) Company contributions during 1999 under the Employees' Savings Plan and Supplemental Savings Plan.

 (ii) Value of Company contributions during 1999 of Series C preferred shares under the Employee Stock Ownership Plan.

(iii) Value of premiums paid by the Company during 1999 under the Executive Life Insurance Program. The program provides coverage during employment equal to 4 times annual salary, subject to a minimum and maximum ($2,000,000,) with the participant paying the premium for the lesser of two times salary or $250,000. During retirement, a Company-paid death benefit equal to annual salary, subject to a maximum ($500,000), continues in effect.

 (iv) Company cost of $4,733 for Mr. Wedel for the Estate Preservation Plan during 1999. The named executives are eligible to participate in a Company-sponsored Estate Preservation Plan. The Company and the executive officer share equally the cost of a $1,000,000 life insurance policy payable on the death of the survivor of each executive and his or her spouse. The Company contributes its share of the premiums during the first five years of the policy and recovers its contribution at the end of a 15-year period, or if earlier, when the survivor of the executive and the executive's spouse dies. No premiums were paid by the Company for the other named executives during 1999, as their policies have been in effect longer than five years.

  (v) Included in Other Payments to Mr. Zeien are the following.

    o A $500,000 bonus awarded by the Board on February 19, 1998, and vesting on February 28, 1999, as an incentive for him to remain as Chairman of the Board and CEO through February 28, 1999.

    o A $2.5 million payment under an arrangement approved by the Board, related to the merger with and successful integration of Duracell.

    o Savings plan equivalents of $150,000, which were credited on the above-referenced amounts.

    o A $173,077 payment that represents accrued vacation pay under the Company's vacation policy.

(3) The Company entered into a swap arrangement with Mr. Zeien, the terms of which provide that Mr. Zeien forego the balance of his Supplemental Savings Plan account in return for which the Company pays premiums on a split-dollar life insurance policy covering the lives of Mr. Zeien and his wife. This arrangement is designed to be cost-neutral to the Company on a present value basis.

Stock Options Granted in 1999

                                                                                            Grant Date
                             Individual Grants                                                 Value
---------------------------------------------------------------------------------------   --------------
                                    % Of Total
                          Number Of    Options Granted                                      Grant Date
                           Options       To Employees      Per Share                       Present Value
Name                     Granted(1)        In 1999      Exercise Price  Expiration Date       ($)(2)
----                     ----------    ---------------  --------------  ---------------    -------------
Michael C. Hawley          150,000          0.98%          $50.63          4/18/09          $2,201,588
                           400,000          2.62%           46.94          7/14/09           5,944,388
                           200,000          1.31%           41.63         12/01/09           2,849,036

Edward F. DeGraan          120,000          0.79%           46.94          7/14/09           1,783,316
                            60,000          0.39%           41.63         12/01/09             854,711

Robert G. King             120,000          0.79%           46.94          7/14/09           1,783,316
                            60,000          0.39%           41.63         12/01/09             854,711

Archibald Livis            120,000          0.79%           46.94          7/14/09           1,783,316
                            60,000          0.39%           41.63         12/01/09             854,711

Jorgen Wedel               120,000          0.79%           46.94          7/14/09           1,783,316
                            60,000          0.39%           41.63         12/01/09             854,711

Alfred M. Zeien               --            --               --               --                  --

------------
(1) Options granted in 1999 under the 1971 Stock Option Plan. The material terms of these grants are as follows:

    o Options granted to employees become exercisable in one-third increments over the first three anniversaries of the grant. Options granted to non-employee directors fully vest one year from grant.

    o The exercise price is the average of the high and low prices of Gillette common stock on the date of grant.

    o Grants to executive officers were a combination of incentive stock options (subject to limitations imposed by U.S. tax law) and non-incentive stock options. Grants to non-employee directors were non- incentive stock options.

    o Options remain exercisable for 10 years from the date of grant during employment. The post-retirement exercise period for employees is five years and for non- employee directors is three years, subject to the maximum 10-year life noted above. If employment is terminated within one year of a change in control, options not otherwise exercisable at termination of employment become immediately exercisable.

(2) The grant date value for each option was determined using a Black-Scholes option pricing model.

The principal assumptions used in the model were:
-------------------------------------------------

Expiration Date                                                  4/18/09                7/14/09               12/01/09
---------------                                                  -------                -------               --------
Stock Price Volatility                                            25.97%                 29.00%                 33.33%
Dividend Yield                                                     1.17%                  1.26%                  1.42%
Risk Free Rate of Return                                           5.55%                  6.08%                  6.24%
Expected Life                                                 4.72 Years             4.72 Years             4.72 Years

        The model generates a theoretical value based on the above assumptions.
        The value is not intended to predict future prices of the Company's common stock.
        There can be no assurance that the above values or any other value will be achieved.

        The actual value will be dependent upon:

            o The future price of the stock.

            o Overall stock market conditions.

            o Continued service with the Company.

Aggregated Stock Option Exercises During 1999 And 1999 Year-End Stock Option Values

                                                                                                               Total Value
                                                                                                              Of Unexercised
                                    Number Of                               Number Of Unexercised           In-The-Money Stock
                                Shares Underlying        Value               Stock Options Held              Options Held At
    Name                        Options Exercised       Realized             At Fiscal Year-End             Fiscal Year-End(1)
    ---                       ---------------------  --------------  --------------------------------       ------------------
Michael C. Hawley                      --                  --        Exercisable              907,997          $12,756,835
                                                                     Unexercisable          1,000,003                    0

Edward F. DeGraan                     32,000           $1,672,560    Exercisable              333,333            4,983,165
                                                                     Unexercisable            276,667                    0

Robert G. King                         8,164               95,261    Exercisable              351,836            3,075,320
                                                                     Unexercisable            300,000                    0

Archibald Livis                        --                  --        Exercisable              101,997                    0
                                                                     Unexercisable            296,003                    0

Jorgen Wedel                          26,000              921,830    Exercisable              171,333              578,520
                                                                     Unexercisable            276,667                    0

Alfred M. Zeien                       24,000            1,201,860    Exercisable            3,619,000           41,546,903
                                                                     Unexercisable                  0

------------
(1) For options with no stated value, the exercise price of the options exceeded the fair market value of Gillette common stock on December 31, 1999.

Retirement Plan
The following table sets forth the total annual pension benefits payable in the form of a straight-life annuity before reduction for Social Security benefits for employees who retire at or after age 65 under the Company's Retirement Plan and Supplemental Retirement Plan.*

                                               Annual Pension
                                -------------------------------------------
 Average Annual Compensation                                   25 Years or
      Used as Basis for         15 Years of     20 Years of         More
      Computing Pension           Service         Service        of Service
-----------------------------   -----------     -----------    ------------
         $  400,000              $  120,000      $  160,000      $  200,000
            800,000                 240,000         320,000         400,000
          1,200,000                 360,000         480,000         600,000
          1,600,000                 480,000         640,000         800,000
          2,000,000                 600,000         800,000       1,000,000
          2,400,000                 720,000         960,000       1,200,000
          2,800,000                 840,000       1,120,000       1,400,000
          3,200,000                 960,000       1,280,000       1,600,000
          3,600,000               1,080,000       1,440,000       1,800,000
          4,000,000               1,200,000       1,600,000       2,000,000

In general, the benefit upon retirement at or after age 65 with 25 years or more of service is equal to 50% of the employee's average annual compensation (salary and bonus as defined in the Plan) during the five calendar years of highest compensation included in the last 10 calendar years of employment, minus 75% of primary Social Security benefits.

*Since the Retirement Plan was adopted, certain limitations have been imposed on the amount of benefits that may be paid under tax-qualified plans. As permitted by law, the Company adopted the Supplemental Retirement Plan for the payment of amounts to employees who may be affected by those limitations, so that, in general, total benefits will continue to be calculated on the basis approved by the stockholders, as described above.

As of December 31, 1999, the persons named in the Summary Compensation Table at page 13 had the following years of service under the Retirement Plan: Mr. Hawley, 36 years; Mr. DeGraan, 32 years; Mr. King, 31 years; Mr. Livis, 40 years; Mr. Wedel, 25 years; and Mr. Zeien, 32 years.

The amounts awarded to Mr. Zeien that are described in footnote (v) to the Summary Compensation Table at page 14 are also attributable to his 1998 compensation for pension purposes. In addition, with respect to Mr. Zeien's pension benefit, on April 15, 1999, the Board awarded Mr. Zeien a supplemental annual pension payment of $374,000 related to foregoing four years of retirement payments until age 69.

Change in Control and Severance
The Company follows long-standing severance practices that provide severance payments and benefits for employees, including those named in the Summary Compensation Table, whose employment is involuntarily terminated by the Company, other than for cause.

Change in Control Severance agreements cover certain executive officers, including those named in the Summary Compensation Table (except Mr. Zeien). These agreements become operative only upon a "Change in Control" of the Company (as defined in the agreements). After a Change in Control, each agreement becomes, in effect, a two-year employment agreement providing salary, bonus and other employee benefits at levels not less than existing prior to the Change in Control. If the executive's employment is terminated by the Company, other than for cause, within the two-year employment period after a Change in Control or if the executive terminates employment for "good reason," as defined in the agreement, within the two-year period or voluntarily terminates employment during the 30-day period following the first anniversary of the Change in Control, the executive is entitled to receive a lump sum severance payment equal to three times the sum of the executive's base salary and specified bonus. The executive would also receive certain other payments and benefits, including increased pension benefits, continuation of employee welfare benefits, reimbursements for any excise tax imposed upon payments under the agreements and reimbursement of reasonable legal expenses related to the agreement.

In addition, most other U.S. employees are covered by Change in Control severance programs which, depending on position level, provide severance benefits in the event their employment is terminated by the Company, other than for cause, during the two-year period following a Change in Control. In general, severance payments to employees in foreign countries would comply with local law and follow past Gillette practice.

2.  APPOINTMENT OF AUDITORS
On the recommendation of the Audit Committee of the Board of Directors, the Board has appointed KPMG LLP as auditors for the year 2000, subject to approval by the stockholders. KPMG LLP has audited the books of the Company for many years.

Representatives of KPMG LLP will attend the 2000 Annual Meeting of the stockholders, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from the stockholders. Should the appointment of auditors be disapproved by the stockholders, the Board of Directors will review its selection.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

SOLICITATION OF PROXIES
The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, telegram, telefax and telephone. The Company has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies using the means referred to above at a cost of $18,000 plus reasonable expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will reimburse them for their expenses in so doing. In addition, directors, officers and other regular employees of the Company may request the return of proxies by telephone or telegram, telefax or in person.

VOTING OF PROXIES
Under the by-laws of the Company, as permitted by Delaware law, the required quorum for the meeting is 33 1/3% in interest of the shares outstanding and entitled to vote at the meeting, a plurality of the votes properly cast for the election of directors by the stockholders attending the meeting in person or by proxy will elect directors to office and an affirmative majority of the votes properly cast at the meeting in person or by proxy is required for approval of proposal 2.

When your proxy is returned properly signed or you have voted via the Internet or telephone, the shares represented will be voted in accordance with your directions. Where specific choices are not indicated, proxies will be voted for proposals 1 and 2. If a proxy or ballot indicates that a stockholder, broker, or other nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal although such shares will be counted as in attendance at the meeting for purposes of a quorum. Abstentions will not be reflected in the final tally of the votes cast with regard to whether any of the proposals are approved under Delaware law and the by-laws of the Company.

CONFIDENTIAL VOTING
The Board of Directors has determined that the Company's confidential voting policy employed for the last several years will apply to the 2000 Annual Meeting. The Company's policy requires that proxies and ballots be kept confidential from officers, directors and employees of the Company and from third parties. Certain outside agents, such as those serving as proxy solicitors, who have agreed to comply with this policy, but not Company employees, directors or officers, may be permitted access to proxies and ballots to facilitate their participation in soliciting proxies and conducting the meeting. The policy will not prevent Company officers, directors or other employees or representatives from determining which stockholders have not voted so that they can be urged to vote. The policy will not apply in the event of a proxy contest or other solicitation based on an opposition proxy statement. The voting instructions of participants in employee benefit plans will be kept confidential from officers, directors and employees of the Company and from third parties.

ANNUAL REPORT
The Annual Report of the Company for the year ended December 31, 1999, is being delivered with this proxy statement.

STOCKHOLDER PROPOSALS
Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the 2001 Annual Meeting of the stockholders must be delivered to the Company's Corporate Secretary at our principal executive office on or before November 17, 2000.

In general, stockholder proposals intended to be presented at an Annual Meeting, including proposals for the nomination of directors, must be received by the Company 45 days in advance of the mail date of the prior year's proxy statement, or by January 30, 2001, to be considered for the 2001 Annual Meeting of the stockholders. The requirements for submitting such proposals are set forth in the Company's by-laws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors to file reports of beneficial ownership and changes in beneficial ownership with the SEC and New York Stock Exchange. The company believes that during the period from January 1, 1999 through December 31, 1999, its executive officers and directors complied with all applicable
Section 16(a) filing requirements. This conclusion is based solely on a review of the copies of such forms furnished to the Company in accordance with SEC regulations and certain written representations received by the Company from its executive officers and directors.

OTHER MATTERS
A stockholder of the Company has advised the Company that he intends to introduce a resolution at the meeting relating to the agenda and content of the Annual Meeting. If introduced, the persons named as proxies intend to vote the shares they represent against the proposal. Except for this matter and the other matters described elsewhere in this proxy statement, the Board of Directors knows of no other matters that will or may be presented at the meeting. With respect to any such proposals not now known to the Board of Directors, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

   [LOGO] THE                              YOUR VOTE IS IMPORTANT!
          GILLETTE                      VOTE BY INTERNET OR TELEPHONE
          COMPANY                       24 HOURS A DAY, 7 DAYS A WEEK
   c/o EquiServe
   P.O. Box 9398                The internet and telephone voting facilities
   Boston, MA 02205-9398        close at 9:00 p.m. e.s.t. on Wednesday, April 19

-----------------                          ----------------
VOTE BY TELEPHONE                          VOTE BY INTERNET
-----------------                          ----------------
It's fast, convenient, and immediate!      It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone       is immediately confirmed and posted.

Follow these four easy steps:              Follow these four easy steps:

 1. Read the accompanying Proxy             1. Read the accompanying Proxy
    Statement and Proxy Card.                  Statement and Proxy Card.

 2. Call the toll-free number               2. Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).           http://www.eproxyvote.com/g
    For shareholders residing outside
    the United States, call collect on      3. Enter your 14-digit Voter Control
    a touch-tone phone 1-201-536-8073.         Number located on your Proxy Card
                                               above your name.
 3. Enter your 14-digit Voter Control
    Number located on your Proxy Card       4. Follow the instructions provided.
    above your name.

 4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!                    YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime                Go to http://www.eproxyvote.com/g
                                           anytime!

   Do not return your Proxy Card if your are voting by telephone or Internet

--------------------------------------------------------------------------------
  ANNUAL MEETING ATTENDANCE: IF YOU ARE PLANNING TO ATTEND THE ANNUAL
  MEETING OF THE STOCKHOLDERS ON APRIL 20, THE BACK OF THIS ATTACHMENT WILL SERVE AS YOUR ADMITTANCE TICKET. PLEASE BRING THIS TICKET AND A FORM OF PERSONAL IDENTIFICATION WITH YOU TO THE MEETING, WHERE YOUR NAME WILL BE
  ON OUR STOCKHOLDER LIST. FOR YOUR CONVENIENCE, DIRECTIONS AND OTHER
  MEETING INFORMATION ARE PRINTED ON THE TICKET.
--------------------------------------------------------------------------------
              [0450 - THE GILLETE COMPANY] [FILE NAME: GIL93A.ELX]
                   [VERSION - 5] [03/01/00] [orig. 02/14/00]

GIL93A                            DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
1. Election of directors for
   3-year terms
(01) M.C. Hawley, (02) D.F. Hightower,
(03) H.H. Jacobi, (04) H.R. Kravis                        FOR  AGAINST  ABSTAIN
  FOR                  WITHHELD        2. Approval of the
  ALL    [ ]      [ ]  FROM ALL           appointment     [ ]    [ ]      [ ]
NOMINEES               NOMINEES           of KPMG LLP
                                          as Auditors

For, except withhold from the
following nominee(s):
                                       THIS PROXY WILL BE VOTED AND WILL BE
[ ] ________________________________   VOTED AS SPECIFIED BY THE STOCKHOLDER,
                                       BUT IF NO CHOICE IS SPECIFIED, IT WILL BE
                                       VOTED FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------

                                       IF YOU RECEIVE MORE THAN ONE
                                       ANNUAL REPORT AT THE ADDRESS
                                       SHOWN ON THIS PROXY CARD AND HAVE
                                       NO NEED FOR THE EXTRA COPY,        [ ]
                                       PLEASE CHECK THE BOX AT THE
                                       RIGHT, THIS WILL NOT AFFECT THE
                                       DISTRIBUTION OF DIVIDENDS OR
                                       PROXY STATEMENTS.

                                       MARK HER FOR ADDRESS CHANGE AND
                                       NOTE AT LEFT                       [ ]

                                       Please sign name exactly as it
                                       appears hereon. When signing as
                                       attorney, executor, trustee or in
                                       other representative capacity,
                                       state full title.
                                       IMPORTANT - FILL IN DATE.

Signature:_______________ Date:______  Signature:_______________ Date:______

[LOGO] THE                      ADMISSION TICKET
       GILLETTE          ANNUAL MEETING OF STOCKHOLDERS
       COMPANY             APRIL 20, 2000, 10:00 A.M.
                       John F. Kennedy Library and Museum
                           Columbia Point, Boston, MA


DIRECTIONS
--------------------------------------------------------------------------------
  FROM THE SOUTH: Take Route 3/I-93 North (Southeast Expressway). Take Exit 14 onto Morrissey Boulevard. Turn right at the first traffic light onto University of Massachusetts and JFK perimeter road.

  FROM THE NORTH: Take I-93 South or Route I-95 South to Boston and onto Route 3/I-93 South (Southeast Expressway). Take Exit 15. At the traffic light turn left onto Columbia Road. Travel to the rotary and turn right onto Morrissey Boulevard. Bear right onto access road. Travel on access road to the traffic light. Turn left onto University of Massachusetts and JFK Library perimeter road.

  FROM THE WEST: Take I-90 East (Massachusetts Turnpike) to Route 3/I-93 South (Southeast Expressway). Take Exit 15. At the traffic light turn left onto Columbia Road. Travel to the rotary and turn right onto Morrissey Boulevard. Bear right onto access road. Travel on access road to the traffic light. Turn left onto University of Massachusetts and JFK Library perimeter road.

  PUBLIC TRANSPORTATION: Take the MBTA Red Line to the JFK/UMass Station. A
  free shuttle bus runs between the Library and the MBTA station every 20 minutes between 8:00 a.m. and 5:00 p.m. The approximate duration of the shuttle bus ride is 10 minutes one way.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  IMPORTANT MEETING INFORMATION

  o Doors will be open to stockholders beginning at 9:00 a.m.

  o Free parking is available. Parking attendants will be on hand to direct stockholders to available parking spaces.

  o Seating in the main auditorium is limited and will be provided on a first-come, first-served basis.

  o Cameras, recording equipment and other articles which might disrupt the meeting will not be allowed into the auditorium. Materials being carried into the auditorium will be subject to inspection.

  o The Library exhibits will be open to all stockholders after the meeting at no charge.
--------------------------------------------------------------------------------

              [0450 - THE GILLETE COMPANY] [FILE NAME: GIL93B.ELX]
                   [VERSION - 4] [03/01/00] [orig. 02/14/00]

GIL93B                            DETACH HERE

   [LOGO] THE                          PROXY         PRUDENTIAL TOWER BUILDING
          GILLETTE                                   BOSTON, MASSACHUSETTS 02199
          COMPANY

P       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


       The undersigned (a) revokes all prior proxies and appoints and authorizes R Jill C. Richardson and Robert E. DiCenso and each of them with power of substitution, as the Proxy Committee, to vote the stock of the undersigned at the 2000 Annual Meeting of the stockholders of The Gillette Company on April 20, 2000, and any adjournment thereof, as specified on the reverse side of this card on proposals 1 and 2 and, except as noted under Other Matters on
O page 18 of the Proxy Statement, in their discretion on all other matters incident to the conduct of the meeting and, if applicable, (b) directs, as indicated on the reverse, the voting of the shares allocated to the benefit plan account(s) of the undersigned at the 2000 Annual Meeting and at any
X adjournment thereof. Plan shares for which no directions are received and unallocated plan shares will be voted on each issue in proportion to those shares allocated to participant accounts of the same plan for which voting instructions on that issue have been received. Each trustee is authorized to vote in its judgment or to empower the Proxy Committee to vote in accordance
Y with the Proxy Committee's judgment on other matters incident to the conduct of the meeting and any adjournment thereof.

-------------                                                      -------------
 SEE REVERSE                                                        SEE REVERSE
     SIDE     (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)      SIDE
-------------                                                      -------------

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